SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the

                         Securities Exchange Act of 1934



Date of Report (Date of earliest event reported):         August 31, 1997


                             Pinnacle Systems, Inc.
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               (Exact name of registrant as specified in charter)


      California                     0-24784                       94-3003809
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(State or other jurisdiction       (Commission                 (IRS Employer
    of incorporation)              File Number)              Identification No.)


280 North Bernardo Avenue, Mountain View, California                  94043
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(Address of principal executive offices)                            (Zip Code)


Registrant's telephone number, including area code:  (650) 526-1600


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Item 2.  Acquisition or Disposition of Assets

     On August 31, 1997, Pinnacle Systems, Inc., a California corporation (the "Company" or "Pinnacle"), and certain of its wholly-owned subsidiaries completed the purchase ("Purchase") of certain of the assets and the assumption of certain liabilities of Miro Computer Products AG, a corporation formed under the laws of Germany ("Miro"), and two wholly-owned subsidiaries of Miro, Miro Computer Products, Inc. and Miro Computer Products Ltd. (collectively, the "Sellers"). The Purchase was made pursuant to the terms and conditions of an Asset Purchase Agreement dated August 29, 1997 (the "Agreement"). Under the terms of the Agreement, the Company will initially pay approximately $15.2 million in cash and issue approximately 203,565 shares of Pinnacle Common Stock valued at $4.8 million. In addition, the Company assumed liabilities of approximately $2.0 million. The Company expects to incur approximately $2.0 million in costs associated with executing the transaction and integrating the businesses. The Company will account for the acquisition as a purchase and anticipates that a significant portion of the purchase price will be charged as in-process research and development and other non-recurring costs in the quarter ending September 30, 1997. The Agreement also includes an "earnout" in which Miro Computer Products AG will receive addition consideration if the acquired operating group achieves certain sales and profit levels during the earnout period, which is the first twelve full months following the acquisition. Specifically, the earnout consideration will equal 50% of sales generated in excess of $37 million during the earnout period, as long as operating profit exceeds 3% of sales, increasing to 85% of sales for those sales which exceed $59 million during the earnout period, as long as operating profit exceeds 3% of sales. The purchase price was determined through an arm's-length negotiation between the parties. The Company funded the Purchase with cash and working capital.

     The Miro Digital Video Group manufactures digital video editing solutions for PCI bus-based PC and Power Macintosh personal computers. Miro's European engineering and manufacturing operations will continue to be managed from Braunschweig, Germany, as part of Pinnacle, as will the sales and distribution operations located throughout Europe and Asia. The Sellers' North American sales and customer support organization, based in Palo Alto, California, will be merged into Pinnacle's Mountain View, California facility.


Item 7.  Financial Statements and Exhibits.

     a.  Financial Statements of Business Acquired.

         The Registrant will file the required financial statements of the business acquired under the cover of an amendment to this Current Report on Form 8-K as soon as practicable, but in no event later than 60 days after the date on which this Current Report on Form 8-K was required to have been filed.

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     b.  Pro Forma Financial Information.

         The Registrant will file the required pro forma financial information under the cover of an amendment to this Current Report on Form 8-K as soon as practicable, but in no event later than 60 days after the date on which this Current Report on Form 8-K was required to have been filed.

     c.  Exhibits.

         2.1 Asset Purchase Agreement dated August 29, 1997 by and between Pinnacle Systems, Inc., Pinnacle Systems GmbH, Pinnacle Systems C.V., Pinnacle systems Ltd., Miro Computer Products AG, Miro Computer Products, Inc. and Miro Computer Products Ltd.

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                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            PINNACLE SYSTEMS, INC.


Dated: September 12, 1997                   By:  /S/ ARTHUR D. CHADWICK
                                                 -------------------------------
                                                     Arthur D. Chadwick,
                                                     Vice President,
                                                     Finance and Administration
                                                     and Chief Financial Officer

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                                INDEX TO EXHIBITS



   Exhibit No.                        Description
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     2.1          Asset Purchase  Agreement dated August 29, 1997 by and between
                  Pinnacle  Systems,   Inc.,  Pinnacle  Systems  GmbH,  Pinnacle
                  Systems C.V., Pinnacle systems Ltd., Miro Computer Products AG, Miro Computer Products, Inc. and Miro Computer Products Ltd.